Exhibit 10.54
Amendment 11
This Amendment 11(“Amendment”) effective as of this 1st day of January, 2008 (“Effective Date”) between Double-take Software Inc. (Formerly known as NSI Software Inc.) 257 Turnpike Road. Suite 210 Southborough MA 01772 (“Double-Take”) and Sunbelt Software Distribution Inc. 101 North Garden Avenue Clearwater FL 33755 (“VAR”) amends the Xcelerate Partner Agreement (the “Agreement”) between the parties dated August 2, 2001.
WHERE AS Double-Take and VAR wish to modify certain provisions pertaining to Aggregate Dollar Value.
NOW THEREFORE in consideration of the mutual covenants contained herein the Parties agrees to amend the Agreement as follows.
1	The Aggregate Dollar Commitment shall be changed as follows
The Annual Aggregate Dollar Value committed is $10,500,000,00 which shall be distributed over the four contract quarters as indicated bellow

Q1 2008	Q2 2008	Q3 2008	Q4 2008
$2,400,000,00	$2,700,000,00	$2,600,000,00	$2,800,000,00
Except as modified under this Amendment 11, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of the conflict between the terms and conditions of this Amendment and the Agreement, the terms and conditions of this Amendment shall supersede.
IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Double-Take Software Inc.		Sunbelt Software Distribution Inc.(“VAR”)

Signature:	/s/ S. Craig Huke	Signature:	/s/ Alex Eckelberry

Print Name:	S. Craig Huke	Print Name:	Alex Eckelberry

Title:	C.F.O	Title:	C.E.O

Date:	01/28/08	Date:	1/21/08